Exhibit 99.1

WRITTEN CONSENT TO ACTION WITHOUT MEETING OF
THE DIRECTORS OF
NHS Health Solutions, Inc.
A NEVADA CORPORATION

The undersigned, being all of the duly appointed and acting members of the Board of Directors of NHS Health Solutions, Inc., a Nevada corporation, do hereby consent to the adoption of, and do hereby adopt, the following resolutions with the same force and effect as if adopted at a meeting of the Board of Directors duly called and held, pursuant to Section 78.315(2) of the Nevada Revised Statutes and pursuant to the bylaws of the Corporation.

1. RESIGNATION OF DIRECTOR AND OFFICER

WHEREAS, David Woo has tendered his resignation as an officer and director of the Corporation,

RESOLVED, that the Corporation accept the resignation of David Woo, effective at the Closing of the transaction contemplated by the Stock Purchase Agreement by and among NPNC Management, LLC and Jeff DiGenova, dated December 17, 2010, and subsequent to the effectiveness of the appointments of the new director and officer, below.

2.      APPOINTMENT OF NEW BOARD MEMBER WHEREAS, Jeffrey R. DiGenova has consented in writing to act as a director of the Corporation.

RESOLVED, effective immediately, the Board hereby appoints Jeffrey R. DiGenova as a director of the Corporation, to serve until the next annual meeting or until removed by other action as stated in the Corporation’s bylaws.

3.      APPOINTMENT OF OFFICERS

WHEREAS, Jeffrey R. DiGenova has consented in writing to serve the Corporation as its President, Secretary-Treasurer, CEO and CFO,

RESOLVED, that effective immediately, the Board hereby appoints Jeffrey R. DiGenova to serve as the President, Secretary-Treasurer, CEO and CFO of the Corporation, to hold office until removed by the Board of Directors.

4.      AUTHORIZATION OF CORPORATE ACTIONS

RESOLVED THAT each officer of the Corporation is hereby authorized and directed to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Corporation or otherwise as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions and any of the transactions contemplated thereby.

Written Consent To Action
Without Meeting of the Directors
NHS Health Solutions, Inc.

An actions heretofore taken by any director or officer of the Corporation in connection with any matter referred to in the foregoing resolutions are hereby approved, ratified and confirmed in all respects.

The secretary and any assistant secretary of the Corporation or any other officer of the Corporation, is hereby authorized to certify and deliver, to any person to whom such certification and delivery may be deemed necessary or appropriate in the opinion or such officer, a true copy of the foregoing resolutions.

Approval

Dated: December 17, 2010

The undersigned, being all the directors of NTIS Health Solutions, Inc., waive the required notice of meeting and consent to all actions taken hereby.

/s/ David Woo
David Woo